Exhibit 10.3

NOVARTIS INSTITUTES FOR BIOMEDICAL RESEARCH, INC.
250 Massachusetts Ave.
Cambridge, MA 02139

September 30, 2015

XOMA (US) LLC
2910 Seventh Street
Berkeley, California  94710

Attention:

Re:  Secured Note Agreement

Ladies and Gentlemen:

Reference is made to that certain Secured Note Agreement, dated May 26, 2005, as amended (the “Note”), between XOMA (US) LLC, a Delaware limited liability company (“XOMA”), and Novartis Vaccines and Diagnostics, Inc. (f/k/a Chiron Corporation), a Delaware corporation (“NVDI”), which was assigned by NVDI to Novartis Institutes for BioMedical Research, Inc. (“NIBR”) with XOMA’s consent immediately prior to the execution of this letter agreement.

XOMA and NIBR hereby agree to the terms of this letter agreement as an amendment to the Note.  Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Note, unless the context requires otherwise.

XOMA and NIBR hereby acknowledge and agree that as of June 30, 2015, the outstanding principal amount of the Loans, together with all accrued and unpaid interest thereon, is US$13,524,698.62.

Section 2(e) of the Note is hereby amended and restated to read in its entirety as follows:

“(e) Maturity Date.  Unless earlier accelerated by the reason of the occurrence of an Event of Default (as provided in Section 5 below), any unpaid principal amount of any Loan owed by the Company to the Lender, together with all accrued and unpaid interest thereon, shall be due and payable in full on September 30, 2020.”

Section 4(e) of the Note is hereby deleted in its entirety.

A new Section 4(g) is hereby added to the Note and shall read as follows:

“4(g) Loan Reduction. Upon the achievement of Development and Regulatory Milestone Number 2 (i.e., Dosing of the first patient in the first Phase II Clinical Trial) (as such terms are defined under that certain License Agreement entered into between Company and Novartis International Pharmaceutical Ltd., dated September 30, 2015), the amount of the then-

outstanding principal and accrued and unpaid interest on the Note shall be reduced by US$7,300,000, but in no event to an amount less than zero.”

Section 8(a) of the Note is hereby amended and restated to read as follows:

“(a) If to the Lender, to:

Novartis Institutes for BioMedical Research, Inc.

250 Massachusetts Ave.

Cambridge, MA 02139

Facsimile: (617) 871-5786

Attention: General Counsel”

The definition of “Security Agreement” contained in the Note is hereby amended to refer to that certain Security Agreement dated as of May 26, 2005, as amended, restated, supplemented or otherwise modified from time to time.

Except as expressly stated herein, provisions of the Note remain in full force and effect.

This letter agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

Please confirm that the foregoing is in accordance with your understanding by acknowledging your agreement in the space provided below.

Very truly yours,

NOVARTIS INSTITUTES FOR BIOMEDICAL RESEARCH, INC.

By:  /s/ Christian Klee
Name:Christian Klee
Title:VP+CFO

XOMA (US) LLC

By:/s/ Jim R. Neal
Name: Jim R. Neal
Title:VP Business Development